Exhibit 10.1

BORROWER NAME AND ADDRESS	LENDER NAME AND ADDRESS	LOAN DESCRIPTION
HEI, INC,	BEACON BANK
1495 STEIGER LAKE LANE	19765 HIGHWAY SEVEN	Number 1041890
VICTORIA, MN 55386	SHOREWOOD, MN 55331	Amount $ 2,000,000.00
Date 04-18-2006
Refer to the attached Signature Addendum, incorporated herein, for additional Borrowers and their signatures.

COMMERCIAL LOAN AGREEMENT

LOAN STRUCTURE. This Commercial Loan Agreement (Agreement) contemplates              a single advance term Loan              a multiple advance draw Loan       X       a revolving multiple advance draw Loan. The principal balance will not exceed $                     2,000,000.00                     . Borrower will pay down a revolving draw Loan’s outstanding Principal to $                       (Pay Down Balance)                                            (Time Period). This Loan is for              agricultural       X       business purposes.
             Borrower may not voluntarily prepay the Loan in full at any time.       X       Borrower may prepay the Loan under the following terms and conditions (Any partial prepayment will not excuse any later scheduled payments until the Loan is paid in full.):
      X       LATE CHARGES. If a payment is made more than       10       days after it is due, Borrower will pay a late charge of       5.000% OF THE LATE AMOUNT

FEES. Borrower agrees to pay the following fees in connection with this Loan at closing or as otherwise requested by Lender
REQUESTS FOR ADVANCES. Borrower authorizes Lender to honor a request for an advance from Borrower or any person authorized by Borrower. The requests for an advance must be in writing, by telephone, or any other manner agreed upon by Borrower and Lender, and must specify the requested amount and date and be accompanied with any agreements, documents, and instruments that Lender requires for the Loan. Lender will make same day advances, on any day that Lender is open for business, when the request is received before       1:00       (Advance Cut-Off Time). Lender will disburse the advance into Borrower’s demand deposit account (if any), account number       1024856      , or in any other agreed upon manner. All advances will be made in United States dollars.
    X    These requests must be made by at least       1       (Number Required To Draw) persons, acting together, of those persons authorized to act on Borrower’s behalf.
            Advances will be made in the amount of at least $                                           (Minimum Amount Of Advance).
            Advances will be made no more frequently than                                            (Minimum Frequency Of Advance).
            Discretionary Advances. Lender will make all Loan advances at Lender’s sole discretion,
            Obligatory Advances. Lender will make all Loan advances subject to this Agreement’s terms and conditions.
FINANCIAL INFORMATION. Borrower will prepare and maintain Borrower’s financial records using consistently applied generally accepted accounting principles then in effect. Borrower will provide Lender with financial information in a form acceptable to Lender and under the following terms.
A.	Frequency. Annually, Borrower will provide to Lender Borrower’s financial statements, tax returns, annual internal audit reports or those prepared by independent accountants within 120 days after the close of each fiscal year. Any annual financial statements that Borrower provides will be X audited statements. reviewed statements. compiled statements.

X Borrower will provide Lender with interim financial reports on a AS AND WHEN REQUESTED BY LENDER (Monthly, Quarterly) basis, and within days after the close of this business period. Interim financial statements will be audited reviewed X compiled statements.

	B.	Requested Information. Borrower will provide Lender with any other information about Borrower’s operations, financial affairs and condition within days after Lender’s request.

☐	C.
Leverage Ratio. Borrower will maintain at all times a ratio of total liabilities to tangible net worth, determined under consistently applied generally accepted accounting principles, of              (Total Liabilities to Tangible Net Worth Rato) or less.

☐	D.
Minimum Tangible Net Worth. Borrower will maintain at all times a total tangible net worth, determined under consistently applied generally accepted accounting principles, of $                                          (Minimum Tangible Net Worth) or more. Tangible net worth is the amount by which total assets exceed total liabilities. For determining tangible net worth, total assets will exclude all intangible assets, including without limitation goodwill, patents, trademarks, trade names, copyrights, and franchises, and will also exclude any accounts receivable that do not provide for a repayment schedule.

☐	E.
Minimum Current Ratio. Borrower will maintain at all times a ratio of current assets to current liabilities, determined under consistently applied generally accepted accounting principles, of                                          (Minimum Current Ratio) or more.

☐	F.
Minimum Working Capital. Borrower will maintain at all times a working capital, determined under consistently applied generally accepted accounting principles by subtracting current liabilities from current assets, of $                                            (Minimum Working Capital) or more. For this determination, current assets exclude                                                                                                                              (Excluded Current Assets). Likewise, current liabilities include (1) all obligations payable on demand or within one year after the date on which the determination is made, and (2) final maturities and sinking fund payments required to be made within one year after the date on which the determination is made, but exclude all liabilities or obligations that Borrower may renew or extend to a date more than one year from the date of this determination.

ATTACHMENTS. The following documents are incorporated by reference into this Agreement.       X       Asset Based Financing Agreement addenum dated       04-18-2006          X    Commercial Security Agreement addendum dated       04-18-2006             X        Other       ADDENDUM      .
ADDITIONAL TERMS:
ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER) AND US (LENDER) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT. BY SIGNING THIS AGREEMENT, THE PARTIES AFFIRM THAT NO UNWRITTEN ORAL AGREEMENT EXISTS BETWEEN THEM.
SIGNATURES. By signing under seal, I agree to all the terms and conditions beginning on page 1 through the bottom of page 2 of this Agreement. Borrower also acknowledges receipt of a copy of this Agreement.

BORROWER
HEI, INC.
Entity Name

			(Seal)			(Seal)
Signature		Date		Signature	Date

			(Seal)			(Seal)
Signature		Date		Signature	Date

LENDER: BEACON BANK
Entity Name
(Seal)
Signature	CRAIG DBOECKERS, BUSINESS BANKING OFFICER	Date

COMMERCIAL LOAN AGREEMENT: to be used with Form COMM-NOTE					NOT TO BE USED FOR LOANS SUBJECT TO CONSUMER LENDING LAWS
(page 1 of 2)

DEFINITIONS. In this Agreement, the following terms have the following meanings.
Accounting Terms. Accounting terms that are not specifically defined will have their customary meanings under consistently applied generally accepted accounting principles.
Loan. Loan refers to all advances made under the terms of this Agreement.
Loan Documents. Loan Documents include this Agreement and all documents prepared pursuant to the terms of this Agreement including all present and future promissory notes (Notes), security instruments, guaranties, and supporting documentation as modified, amended or supplemented.
Property. Property is any collateral, real, personal or intangible, that secures Borrowers performance of the obligations of this Agreement.
ADVANCES. To the extent permitted by law, Borrower will indemnify Lender and hold Lender harmless for reliance on any request for advance that Lender reasonably believes to be genuine. Lender’s records are conclusive evidence as to the number and amount of advances and the Loan’s unpaid principal and interest. If any advance results in an overadvance (when the total amount of the Loan exceeds the principal balance) Borrower will pay the overadvance, as requested by Lender. Regarding Borrower’s demand deposit account(s) with Lender, Lender may, at its option, consider presentation for payment of a check or other charge exceeding available funds as a request for an advance under this Agreement. Any such payment by Lender will constitute an advance on the Loan.
CONDITIONS. Borrower will satisfy all of the following conditions before Lender makes any advances under this Agreement. If this Agreement provides for discretionary advances, satisfaction of these conditions does not commit Lender to making advances.
No Default. There has not been a default under the Loan Documents nor would a default result from making the advance.
Information. Borrower has provided all required documents, information, certifications and warranties, all properly executed on forms acceptable to Lender.
Inspections. Borrower has accommodated, to Lender’s satisfaction, all inspections.
Conditions and Covenants. Borrower has performed and compiled with all conditions required for an advance and all covenants in the Loan Documents.
Warranties and Representations. The warranties and representations contained in this Agreement are true and correct at the time of making the advance. Financial Statements. Borrowers most recently delivered financial statements and reports are current, complete, true and accurate in all material respects and fairly represent Borrower’s financial condition.
Bankruptcy Proceedings. No proceeding under the United States Bankruptcy Code has been commenced by or against Borrower or any of Borrowers affiliates.
WARRANTIES AND REPRESENTATIONS. Borrower makes these warranties and representations which will continue as long as this Agreement is in effect.
Power. Borrower is duly organized, validly existing and in good standing in all jurisdictions in which Borrower operates. Borrower has the power and authority to enter into this transaction and to carry on its business or activity as it is now being conducted. All persons who are required by applicable law and the governing documents of Borrower have executed and delivered to Lender this Agreement and other Loan Documents.
Authority. The execution, delivery and performance of this Agreement and the obligation evidenced by the Loan Documents are within Borrower’s duly authorized powers, has received all necessary governmental approval, will not violate any provision of law or order of court or governmental agency, and will not violate any agreement to which Borrower is a party or to which Borrower or Borrower’s property is subject.
Name and Place of Business. Other than previously disclosed in writing to Lender, Borrower has not changed its name or principal place of business within the last ten years and has not used any other trade or fictitious name. Without Lender’s prior written consent, Borrower will not use any other name and will preserve Borrower’s existing name, trade names and franchises.
No Other Liens. Borrower owns or leases all property that is required for its business and except as disclosed, the property is free and clear of all liens, security interests, encumbrances and ether adverse interests.
Compliance With Laws. Borrower is not violating any laws, regulations, rules, orders, judgments or decrees applicable to Borrower or its property, except as disclosed to Lender.
Financial Statements. Borrower represents and warrants that all financial statements Borrower provides fairly represent Borrower’s financial condition for the stated periods, are current, complete, true and accurate in all material respects, include all direct or contingent liabilities, and that there has been no material adverse change in Borrower’s financial condition, operations or business since the date the financial information was prepared.
COVENANTS. Until the Loan and all related debts, liabilities and obligations under the Loan Documents are paid and discharged, Borrower will comply with the following terms, unless Lender waives compliance in writing.
Inspection and Disclosure. Borrower will allow Lender or its agents to enter any of Borrower’s premises during mutually agreed upon times, to do the following: (1) inspect, audit, review and obtain copies from Borrower’s books, records, orders, receipts, and other business related data; (2) discuss Borrower’s finances and business with anyone who claims to be Borrower’s creditor; (3) inspect Borrower’s Property, audit for the use and disposition of the Property’s proceeds; or do whatever Lender decides is necessary to preserve and protect the Property and Lender’s interest in the Property. As long as this Agreement is in effect, Borrower will direct all of Borrower’s accountants and auditors to permit Lender to examine and make copies of Borrower’s records in their possession, and to disclose to Lender any other information that they know about Borrower’s financial condition and business operations. Lender may provide Lender’s regulator with required information about Borrower’s financial condition, operation and business or that of Borrower’s parent, subsidiaries or affiliates.
Business Requirements. Borrower will preserve and maintain its present existence and good standing in jurisdictions where Borrower is organized and operates. Borrower will continue its business or activities as presently conducted, by obtaining licenses, permits and bonds where needed. Borrower will obtain Lender’s prior written consent before ceasing business or engaging in any line of business that is materially different from its present business.
Compliance with Laws. Borrower will not violate any laws, regulations, rules, orders, judgments or decrees applicable to Borrower or Borrower’s property, except for those which Borrower challenges in good faith through proper proceedings after providing adequate reserves to fully pay the claim and its appeal should Borrower lose. On request, Borrower will provide Lender with written evidence that Borrower has fully and timely paid taxes, assessments and other governmental charges levied or imposed on Borrower and its income, profits and property. Borrower will adequately provide for the payment of taxes, assessments and other charges that have accrued but are not yet due and payable.
New Organizations. Borrower will obtain Lender’s written consent before organizing, merging into, or consolidating with an entity; acquiring all or substantially all of the assets of another; or materially changing legal structure, management, ownership or financial condition.
Other Liabilities. Borrower will not incur, assume or permit any debt evidenced by notes, bonds or similar obligations except debt in existence on the date of this Agreement and fully disclosed to Lender, debt subordinated in payment to Lender on terms acceptable to Lender; accounts payable incurred in the ordinary course of business and paid under customary trade terms or contested in good faith with reserves satisfactory to Lender; or as otherwise agreed to by Lender.
Notice. Borrower will promptly notify Lender of any material change in financial condition, a default under the Loan Documents, or a default under any agreement with a third party which materially and adversely affects Borrower’s property, operations or financial condition.
Dispose of No Assets. Without Lender’s prior written consent, Borrower will not sell, lease, assign, or otherwise distribute all or substantially all of its assets.
Insurance. Borrower will obtain and maintain insurance with insurers in amounts and coverages that are acceptable to Lender and customary with industry practice. This may include without limitation credit insurance, insurance policies for public liability, fire, hazard and extended risk, workers compensation, and, at Lender’s request, business interruption and/or rent loss insurance. Borrower may obtain insurance from anyone Borrower wants that is acceptable to Lender. Borrower’s choice of insurance provider will not affect the credit decision or interest rate. At Lender’s request, Borrower will deliver to Lender certified copies of all of these insurance policies, binders or certificates. Borrower will obtain and maintain a mortgagee or loss payee endorsement for Lender when these endorsements are available. Borrower will require all insurance policies to provide at least 10 days prior written notice to Lender of cancellation or modification. Borrower consents to Lender using or disclosing information relative to any contract of insurance required for the Loan for the purpose of replacing this insurance. Borrower also authorizes its insurer and Lender to exchange all relevant information related to any contract of insurance executed as required by any Loan Documents.
Property Maintenance. Borrower will keep property that is necessary or useful in its business in good working condition by making all needed repairs, replacements and improvements and by making payments due on the property.
DEFAULT. If the Loan is payable on demand, Lender may demand payment at any time whether or not any of the following events have occurred. Borrower will be in default if any one or more of the following occur. (1) Borrower fails to make a payment in full when due. (2) Borrower makes an assignment for the benefit of creditors or becomes insolvent, either because Borrower’s liabilities exceed its assets or Borrower is unable to pay debts as they became due; or Borrower petitions for protection under any bankruptcy, insolvency or debtor relief laws, or is the subject of such a petition or action and fails to have the petition or action dismissed within a reasonable period of time. (3) Borrower fails to perform any condition or to keep any promise or covenant on this Agreement or any debt or agreement Borrower has with Lender. (4) A default occurs under the terms of any instrument evidencing or pertaining to this Agreement. (5) If Borrower is a producer of crops, Borrower fails to plant, cultivate and harvest crops in due season. (6) Any loan proceeds are used for a purpose that will contribute to excessive erosion of highly erodible land or to the conversion of wetlands to produce an agricultural commodity, as further explained by federal law. (7) Anything else happens that either significantly impairs the value of the Properly or, unless controlled by the New Jersey Banking Law, causes Lender to reasonably believe that Lender will have difficulty collecting the Loan.
REMEDIES. After Borrower defaults, and after Lender gives any legally required notice and opportunity to cure, Lender may at its option use any and all remedies Lender has under state or federal law or in any of the Loan Documents, including, but not limited to, terminating any commitment or obligation to make additional advances or making all or any part of the amount owing immediately due. Lender may set-off any amount due and payable under the terms of the Loan against Borrower’s right to receive money from Lender, unless prohibited by applicable law. Except as otherwise required by law, by choosing any one or more of these remedies Lender does not give up Lender’s right to use any other remedy. Lender does not waive a default if Lender chooses not to use a remedy, and may later use any remedies if the default continues or occurs again.
COLLECTION EXPENSES AND ATTORNEYS’ FEES. To the extent permitted by law, Borrower agrees to pay all expenses of collection, enforcement and protection of Lender’s rights and remedies under this Agreement. Expenses include, but are not limited to, reasonable attorneys’ fees including attorney fees as permitted by the United States Bankruptcy Code, court costs and other legal expenses. These expenses will bear interest from the date of payment until paid in full at the contract interest rate then in effect for the Loan. FL: Attorneys’ fees will be 10 percent of the principal sum due or a larger amount as the court judges as reasonable and just. GA: Attorneys’ fees will be 15 percent of the principal and interest owing.
GENERAL PROVISIONS. This Agreement is governed by the laws of the jurisdiction where Lender is located, the United States of America and to the extent required, by the laws of the jurisdiction where the Property is located.
Joint And Individual Liability And Successors. Each Borrower, individually, has the duty of fully performing the obligations on the Loan. Lender can sue all or any of the Borrowers upon breach of performance. The duties and benefits of this Loan will bind and benefit the successors and assigns of Borrower and Lender.
Amendment, Integration And Severability. The Loan Documents may not be amended or modified by oral agreement. Borrower agrees that any party signing this Agreement as Borrower is authorized to modify the terms of the Loan Documents. Borrower agrees that Lender may inform any party who guarantees this Loan of any Loan accommodations, renewals, extensions, modification, substitutions, or future advances. The Loan Documents are the complete and final expression of the understanding between Borrower and Lender. If any provision of the Loan Documents is unenforceable, then the unenforceable provision will be severed and the remaining provisions will be enforceable.
Waivers And Consent. Borrower, to the extent permitted by law, consents to certain actions Lender may take, and generally waives defenses that may be available based on these actions or based on the status of a party to the Loan. Lender may renew or extend payments on the Loan. Lander may release any borrower, endorser, guarantor, surety, or any other co-signer. Lender may release, substitute, or impair any Property securing the Loan. Lender’s course of dealing, or Lender’s forbearance from, or delay in, the exercise of any of Lender’s rights, remedies, privileges, or right to insist upon Borrower’s strict performance of any provisions contained in the Loan Documents, will not be construed as a waiver by Lender, unless the waiver is in writing and signed by Lender. Lender may participate or syndicate the Loan and share any information that Lender decides is necessary about Borrower and the Loan with the other participants.
Interpretation. Whenever used, the singular includes the plural and the plural includes the singular. The section headings are for convenience only and are not to be used to interpret or define the terms of this Agreement. Unless otherwise indicated, the terms of this Agreement shall be construed in accordance with the Uniform Commercial Code.
Notice. Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party’s address listed in this Agreement, or to any other address designated in writing. Notice to one party will be deemed to be notice to all parties. Time is of the essence.
(page 2 of 2)

ADDENDUM A
     This document is an Addendum to a $2,000,000.00 Note and Commercial Loan Agreement dated April 18, 2006 between HET, Inc. and Beacon Bank. This Addendum is further governed by the terms and conditions of the Commercial Loan Agreement, where applicable and supplements and amends the Loan Structure and Covenants section.
I)	Asset Based Line of Credit:
This is an Asset Based Line of credit:
a)	To be used for payment of short term working capital operating needs associated with the Borrower’s operation.

b)	Loan proceeds may be disbursed up to the lesser of $2,000,000.00 or the sum of:
a)	90% of eligible Foreign Accounts Receivable, payable in U.S. dollars, less than 120 days past the date of invoice and

b)	75% of foreign related inventory calculated at 28% of overall inventory.
2)	PRIOR TO CLOSING, BORROWER WILL PROVIDE THE FOLLOWING ITEMS TO THE LENDER:
a)	Articles or Certificate of Incorporation (with amendments), any By-laws, Certificate of Good Standing (or equivalent), Corporate Borrowing Resolution, and, if a foreign corporation, current authority to do business within this state.

b)	Documentation that Borrower has complied with state requirements for registration of Borrower’s trade name (or fictitious name), if one is used.

Evidence that ownership and management has not substantially changed without Lender’s approval since the application was submitted.
3)	PRIOR TO INITIAL DISBURSEMENT OF ANY LOAN FUNDS OR ISSUANCE OF STANDBY LETTERS OF CREDIT, BORROWER WILL PROVIDE THE FOLLOWING ITEMS TO THE LENDER:
a)	Evidence that the Borrower has an Employer Identification Number and all insurance, licenses, permits and other approvals necessary to lawfully operate the business.

b)	Evidence that the Borrower is current on all Federal and State taxes, including but not limited to income taxes, payroll taxes, and sales taxes.

4)	PRIOR TO EACH DISBURSEMENT OF LOAN FUNDS, BORROWER WILL PROVIDE THE LENDER WITH THE FOLLOWING:
a)	An aging of foreign accounts receivable and/or export inventory schedule from Borrower

b)	A borrowing base certificate in a form acceptable to Lender so that Lender may reconcile the borrowing base.

c)	Verification that Borrower has made appropriate withholding tax deposits on advances for payroll. No Loan proceeds maybe used to pay delinquent withholding taxes or other similar trust funds (state sales tax, etc.).

d)	An assignment(s) of any Letter of Credit, Export Credit Insurance policy (foreign receivables insurance), or contract proceeds appropriate to the transactions being financed, and written acknowledgement of all assignments.

e)	Control of incoming funds through use of a controlled account or other mechanism to capture payment of the foreign receivables.

f)	A copy of valid export license or a letter stating a valid export license is not required, citing the authority for this statement. This license or letter must be obtained once for each different product and each different country.

g)	Evidence that Borrower has complied with state requirements for registration of Borrower’s trade name (or fictitious name), if one is used.

h)	Evidence that ownership and management has not substantially changed without Lender’s approval since the application was submitted.
5)	BORROWER CERTIFIES TO LENDER THAT THE FOLLOWING IS TRUE:
(1)	Receipt of Authorization — Borrower has received a copy of SBA Authorization #EWCP 173438 6000 and SBA Form 793, Notice to New SBA Borrower, from Lender; and acknowledges that:
(a)	The Authorization is not a commitment by Lender to make a loan to Borrower;

(b)	The Authorization is between Lender and SBA and creates no third party rights or benefits to Borrower;

(c)	The Note will require Borrower to give Lender prior notice of intent to prepay the loan.

(d)	If Borrower defaults on Loan, SBA may be required to pay Lender under the SBA guarantee. SBA may then seek recovery of these funds from Borrower. Under SBA regulations, 13 CFR Part 101, Borrower may not claim or assert against SBA any immunities or defenses available under local law to defeat, modify or otherwise limit Borrower’s obligation to repay to SBA any funds advanced by Lender to Borrower.

(e)	Payments by SBA to Lender under SBA’s guarantee will not apply to the Loan account of Borrower, or diminish the indebtedness of Borrower under the Note or the obligations of any personal guarantor of the Note.

(2)	Child Support — No principal who owns at least 50% of the ownership or voting interest of the company is delinquent more than 60 days under the terms of any (a) administrative order, (b) court order, or (c) repayment agreement requiring payment of child support.

(3)	Current Taxes — Borrower is current on all federal, state, and local taxes, including but not limited to income taxes, payroll taxes, real estate taxes, and sales taxes.

(4)	Reimbursable Expenses — Borrower will reimburse Lender for reasonable expenses incurred in the making and administration of the Loan.

(5)	Books, Records, and Reports-
(a)	Keep proper books of account in a manner satisfactory to Lender;

(b)	Furnish year-end statements to Lender within 120 days of fiscal year end;

(c)	Furnish additional financial statements or reports whenever Lender requests them;

(d)	Allow Lender or SBA, at Borrower’s expense, to:
(i)	Inspect and audit books, records and papers relating to Borrower’s financial or business condition;

(ii)	Inspect and appraise any of Borrower’s assets; and

(iii)	Allow all government authorities to furnish reports of examinations, or any records pertaining to Borrower, upon request by Lender or SBA.
(e)	Provide Lender with a monthly cash flow projection of all known operational activity on at least an annual basis for the term of the loan.

(f)	Provide Lender with a monthly borrowing base certificate, in a form satisfactory to Lender, so that Lender may reconcile the borrowing base certificates at least monthly.

(g)	Provide Lender with a monthly aging report of foreign accounts receivable and export inventory schedule, in a form satisfactory to Lender, so that Lender may determine the appropriate amount to advance.

(h)	Review and execute the CAP-1050, Semi-Annual Funds Disbursement Report when directed by the Lender.
(6)	Equal Opportunity — Post SBA Form 722, Equal Opportunity Poster, where it is clearly visible to employees, applicants for employment and the general public, and comply with the requirements of SBA Form 793, Notice to New SBA Borrowers.

(7)	American-made Products — To the extent practicable, purchase only American-made equipment and products with the proceeds of the Loan.

(8)	Taxes -— Pay all federal, state, and local taxes, including income, payroll, real estate and sales taxes of the business when they come due.
6)	BORROWER CERTIFIES TO LENDER THAT IT WILL NOT, WITHOUT LENDERS PRIOR WRITTEN CONSENT
(1)	Distributions — Make any significant distribution of company assets that will adversely affect the financial condition of Borrower.

(2)	Ownership Changes — Significantly change the ownership structure or interests in the business during the term of the Loan.

(3)	Transfer of Assets — Sell, lease, pledge, encumber (except by purchase money liens on property acquired after the date of the Note), or otherwise dispose of any of Borrower’s property or assets, except in the ordinary course of business.

U.S. Small Business Administration NOTE

SBA Loan #	EWCP 173438 6000

SBA Loan Name	HEI, Inc.

Date	April 18, 2006

Loan Amount	$2,000,000.00

Interest Rate	Variable, equal to the Wall Street Journal Prime Rate + 2.75%

Borrower	HEI, Inc.

Operating	NIA
Company

Lender	Beacon Bank

1.	PROMISE TO PAY:

In return for the Loan, Borrower promises to pay to the order of Lender the amount of

Two Million and no/100 Dollars,
interest on the unpaid principal balance, and all other amounts required by this Note.

2.	DEFINITIONS:

“Collateral” means any property taken as security for payment of this Note or any guarantee of this Note. “Guarantor” means each person or entity that signs a guarantee of payment of this Note.

“Loan” means the loan evidenced by this Note.

“Loan Documents” means the documents related to this loan signed by Borrower, any Guarantor, or anyone who pledges collateral.

“SBA” means the Small Business Administration, an Agency of the United States of America.

SBA Form 147 (10/22/98) Previous editions obsolete	Page 1/6

3.	PAYMENT TERMS:
Borrower must make all payments at the place Lender designates. The payment terms for this Note are:
1. Maturity: This is a revolving Loan. The required SBA Form 147 Note is the master note. This Note will mature in 1 year from date of Note. Sub-notes, if used, will mature based on the Borrower’s collection of the proceeds from the transaction financed by each draw. No sub-note may have a maturity date later than the Note.
2. Repayment Terms:
a. The interest rate on this Note will fluctuate. The initial interest rate is 10.50% per year. This initial rate is the prime rate on the date SBA received the loan application, plus 2.75%.
b. Interest rate computations are based on the average daily outstanding balance.
c. Borrower must pay interest on the disbursed principal balance every month beginning one month from the month this Note is dated; monthly interest payments must be made on the same day as the date of this Note. Borrower must make additional payments as follows:
(1) Principal payments to be made upon receipt of proceeds from sale of inventory and collection of accounts financed with the loan proceeds. Lender will apply 100% of each payment first to interest accrued to the date of receipt of payment, and the balance to principal.
d. The interest rate will be adjusted monthly (the “change period”).
e. The adjusted interest rate will be 2.75% above the Lender’s Prime Rate. Lender will adjust the interest rate on the first calendar day of each change period. The change in interest rate is effective on that day whether or not Lender gives Borrower notice of the change.
f. If SBA purchases the guaranteed portion of the unpaid principal balance, the interest rate becomes fixed at the rate in effect at the time of the earliest uncured payment default. If there is no uncured payment default, the rate becomes fixed at the rate in effect at the time of purchase.
g. All remaining principal and accrued interest is due and payable 1 year from date of Note.
h. Lender will have no obligation to advance funds under this Note if Lender determines: (a) there is any default as defined in this Note; (b) there has been an unremedied adverse change in the financial condition, organization, management, operation, or assets of Borrower which would warrant withholding or not making further disbursement; or (c) Borrower has used Loan funds for unauthorized purposes; or (d) Borrower has not complied with Lender’s conditions for disbursements or other agreements.
i. Lender may charge servicing fees.
j. Late Charge: If a payment is made more than 10 days past the due date, the Borrower agrees to pay a late charge of 5.00% of the late payment amount.
k. Processing Fee: Borrower will pay a processing fee to the bank. The processing fee will be paid on a monthly basis equal to .65% of the average daily outstanding funded balance relating to foreign inventory and foreign accounts receivable balances.
l. This Note secured by collateral as described in the Business Security Agreement dated April 18, 2006 between Beacon Bank and HEI, Inc.
m. Commercial Loan Agreement: This Note is additionally supported by the terms and conditions as set forth in a Commercial Loan Agreement dated April 18, 2006.
n. Borrower agrees to reimburse lender for expenses incurred in the making and administration of the Loan. These costs include but are not limited to the SBA Guaranty Fee of $4,583.83.

SBA Form 147 (10/22/98) Previous editions obsolete	Page 2/6

4.	RIGHT TO PREPAY:
Borrower may prepay this Note. Borrower may prepay 20 percent or less of the unpaid principal balance at any time without notice. If Borrower prepays more than 20 percent and the Loan has been sold on the secondary market, Borrower must:
A.	Give Lender written notice;

B.	Pay all accrued interest; and

C.	If the prepayment is received less than 21 days from the date Lender receives the notice, pay an amount equal to 21 days’ interest from the date lender receives the notice, less any interest accrued during the 21 days and paid under subparagraph B.
If Borrower does not prepay within 60 days from the date Lender receives the notice, Borrower must give Lender a new notice.
5.	DEFAULT:
Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower or Operating Company:
A.	Fails to do anything required by this Note and other Loan Documents;

B.	Defaults on any other loan with Lender;

C.	Does not preserve, or account to Lender’s satisfaction for, any of the Collateral or its proceeds;

D.	Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA;

E.	Makes, or anyone acting on their behalf makes, a materially false or misleading representation to Lender or SBA;

F.	Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower’s ability to pay this Note;

G.	Fails to pay any taxes when due;

H.	Becomes the subject of a proceeding under any bankruptcy or insolvency law;

I.	Has a receiver or liquidator appointed for any part of their business or property;

J.	Makes an assignment for the benefit of creditors;

K.	Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower’s ability to pay this Note;

L.	Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender’s prior written consent; or

M.	Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower’s ability to pay this Note.
6.	LENDER’S RIGHTS IF THERE IS A DEFAULT:
Without notice or demand and without giving up any of its rights, Lender may:
A.	Require immediate payment of all amounts owing under this Note;

B.	Collect all amounts owing from any Borrower or Guarantor;

C.	File suit and obtain judgment;

D.	Take possession of any Collateral; or

E.	Sell, lease, or otherwise dispose of, any Collateral at public or private sale, with or without advertisement.

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7.	LENDER’S GENERAL POWERS:
Without notice and without Borrower’s consent, Lender may:
A.	Bid on or buy the Collateral at its sate or the sale of another lienholder, at any price it chooses;

B.	Incur expenses to collect amounts due under this Note, enforce the terms of this Note or any other Loan Document, and preserve or dispose of the Collateral. Among other things, the expenses may include payments for property taxes, prior liens, insurance, appraisals, environmental remediation costs, and reasonable attorney’s fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance;

C.	Release anyone obligated to pay this Note;

D.	Compromise, release, renew, extend or substitute any of the Collateral; and

E.	Take any action necessary to protect the Collateral or collect amounts owing on this Note.
8.	WHEN FEDERAL LAW APPLIES:
When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.
9.	SUCCESSORS AND ASSIGNS:
Under this Note, Borrower and Operating Company include the successors of each, and Lender includes its successors and assigns.
10.	GENERAL PROVISIONS:
A.	All individuals and entities signing this Note are jointly and severally liable.

B.	Borrower waives all suretyship defenses.

C.	Borrower must sign all documents necessary at any time to comply with the Loan Documents and to enable Lender to acquire, perfect, or maintain Lender’s liens on Collateral.

D.	Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.

E.	Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.

F.	If any part of this Note is unenforceable, all other parts remain in effect.

G.	To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor. Borrower also waives any defenses based upon any claim that Lender did not obtain any guarantee; did not obtain, perfect, or maintain a lien upon Collateral; impaired Collateral; or did not obtain the fair market value of Collateral at a sale.

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11.	STATE-SPECIFIC PROVISIONS:

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12.	BORROWER’S NAME(S) AND SIGNATURE(S):
By signing below, each individual or entity becomes obligated under this Note as Borrower.
Borrower agrees to the terms contained in this Note (including those on pages 1,2,3,4,5 and 6). Borrower acknowledges receipt of a copy of this Note.

BORROWER:

HEI, Inc.

By:
Mack V. Traynor
Its: President & CEO

By:
Timothy C. Clayton
Its: CFO

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